UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report: August 31, 2000




                               RSI HOLDINGS, INC.
                         -------------------------------
             (Exact name of registrant as specified in its charter)




 North Carolina                  0-18091                      56-1200363
-------------------              -------                      ----------
(State or other juris-         (Commission                   (IRS Employer
diction of incorporation)      File Number)               Identification Number)


28 East Court Street, Post Office Box 6847, Greenville, South Carolina  29606
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   (Address of principal executive offices)                           (Zip Code)



Registrant's telephone number, including area code:  (864) 271-7171
















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ITEM 5.  OTHER EVENTS
---------------------

     On February 16, 2000, the Company issued a 8% convertible note in the aggregate principal amount of $400,000 to Mrs. Minor H. Mickel, who is the mother of the Company's President and Chief Executive Officer. The note provided for the conversion of part or all of the note, plus its accrued interest, into the Company's common stock at a conversion price of $.075 per share.

     On August 31, 2000, Mrs. Mickel elected to convert the full amount of her note, together with accrued interest, into the Company's common stock. As a result, the Company issued her 5,557,333 shares of its common stock. Following this conversion, Mrs. Mickel owns 6,032,493 shares (approximately 45%) of the Company's issued and outstanding common stock.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
------------------------------------------

(a)  Financial Statements of the Businesses Acquired.   Not Applicable

(b)  Pro Forma Financial Information.  Not Applicable

(c)  Exhibits.  Not Applicable





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

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    RSI HOLDINGS, INC.



September 20, 2000                By:    /s/ Buck A. Mickel
                                         -----------------------------
                                         Buck A. Mickel
                                         President and Chief Executive Officer








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